UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2016

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.     Completion of Acquisition or Disposition of Assets.

On January 8, 2016, Amphenol Corporation (“Amphenol” or the “Company”), through its subsidiary Amphenol East Asia Limited (the “Buyer”), completed its acquisition (the “Acquisition”) of FCI Asia Pte Ltd (“FCI”) pursuant to the terms of the previously announced Sale and Purchase Agreement (the “Purchase Agreement”), dated as of July 17, 2015, as amended by the Amendment Agreement (the “Amendment”), dated as of December 31, 2015, each entered into by and among the Company, the Buyer and  Fidji Luxembourg (BC4) Sarl (the “Seller”).

The foregoing description of the Purchase Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on July 20, 2015, and the full text of the Amendment, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on January 4, 2016, both of which are incorporated herein by reference.

Item 8.01.     Other Events.

On January 8, 2016, the Company issued a press release announcing the completion of the Acquisition. A copy of such press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Statements in this Form 8-K, which are other than historical facts, are intended to be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws.  While the Company believes such statements are reasonable, the actual results and effects could differ materially from those currently anticipated.  Please refer to Part I, Item 1A of the Company’s Form 10-K for the year ended December 31, 2014 and Part II, Item 1A of the Company’s Form 10-Q for the quarterly period ended September 30, 2015, for some factors that could cause the actual results to differ from estimates.  In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.

Item 9.01.     Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit Number	Description

99.1	Press Release, dated as of January 8, 2016, issued by Amphenol Corporation.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPHENOL CORPORATION

By:	/s/ R. Adam Norwitt
R. Adam Norwitt
President and Chief Executive Officer

Date: January 8, 2016

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Press Release, dated as of January 8, 2016, issued by Amphenol Corporation.